UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

VSB Bancorp, Inc.

(Exact Name of Registrant as specified in its charter)

New York	001-33250	11-3680128
(State or other jurisdiction of incorporation)	Commission File Number	IRS Employer Identification No.

4142 Hylan Boulevard, Staten Island, New York 10308

Address of principal (Zip/Postal Code) executive offices

Registrant’s telephone number: 718-979-1100

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.07     Submission of Matters to a Vote of Security Holders

SIGNATURES

ITEM 5.07     Submission of Matters to a Vote of Security Holders

VSB Bancorp, Inc. (“Company”) held its Annual Meeting of Stockholders on April 23, 2013. The following is a summary of the matters voted on at the meeting:

1.	The three nominees for director, who were elected to serve three-year terms ending in 2016, are as follows:

Director	Votes	Votes	Broker
Elected	For	Withheld	Non-Votes

Joseph J. LiBassi	839,323	75,850	699,868
Joan Nerlino Caddell	863,978	51,195	699,868
Robert P. Moore	863,978	51,195	699,868

No other persons received any votes.

2.	An advisory approval, on a non-binding basis, on Named Executive Officer compensation:

Votes	Votes	Votes	Broker
For	Against	Abstain	Non-Votes
853,981	51,745	9,447	699,868

3.	To provide a non-binding advisory vote, on the frequency of stockholder votes on Named Executive Officer compensation:

			Votes	Broker
1 Year	2 Years	3 Years	Abstain	Non-Votes
703,042	5,105	153,416	53,610	699,868

4.	The ratification of the appointment of Crowe Horwath LLP as our independent registered public accountants:

Votes	Votes	Votes	Broker
For	Against	Abstain	Non-Votes
1,576,212	28,874	9,955	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2013

VSB Bancorp, Inc.

By:	/s/ Jonathan B. Lipschitz
Jonathan B. Lipschitz Vice President, Controller and Principal Accounting Officer